UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/10/2005

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On November 10, 2005, in connection with its issuance of its 5.81 percent Series G Notes due November 10, 2015 (the "New Notes") described in Item 2.03, Marriott International, Inc. ("Marriott") and the dealer managers for the New Notes entered into a registration rights agreement dated November 10, 2005 (the "Registration Rights Agreement"). The New Notes are represented by a global note, executed by Marriott, dated November 10, 2005 (the "Global Note"). The information included in Item 2.03 relating to the Registration Rights Agreement and the Global Note is incorporated by reference into this Item 1.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 10, 2005, Marriott issued $427,231,000 in aggregate principal amount of the New Notes in exchange for $203,281,000 of its 7 percent Series E Notes due January 15, 2008 and $223,950,000 of its 7-7/8 percent Series C Notes due September 15, 2009. Marriott described the expiration of the exchange offers in the Current Report on Form 8-K that it filed with the Securities and Exchange Commission ("SEC") on November 8, 2005.

Pursuant to the provisions of the Global Note, the New Notes are general unsecured obligations of Marriott which bear interest at an annual rate of 5.81 percent, payable semi-annually on May 10 and November 10 of each year, beginning on May 10, 2006, and mature on November 10, 2015. Marriott may redeem the New Notes in whole or in part at any time or from time to time at a redemption price equal to the greater of: (i) 100 percent of the principal amount of the new notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date; and (ii) the sum of the present values of the principal amount of, and remaining scheduled payments of interest on, the notes to be redeemed (not including any interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate (as defined in the global certificate representing the New Notes) plus 20 basis points, plus accrued and unpaid interest to, but not including, the redemption date.

The terms of the New Notes are also governed by the Indenture dated November 16, 1998, between Marriott and JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank. Information about the terms and conditions of the Indenture, including the material terms under which debt subject to the Indenture, including the New Notes, may be accelerated, is contained in the Registration Statement on Form S-3 that Marriott filed with the SEC on January 17, 2001, under the captions "Description of Debt Securities We May Offer-Certain Covenants," "Description of Debt Securities We May Offer-Defeasance" and "Description of Debt Securities We May Offer-Events of Default." Marriott incorporates that information by reference into this Item 2.03.

Marriott issued the New Notes in a private placement transaction and the New Notes are not registered under the Securities Act of 1933. In connection with that issuance, Marriott and the dealer managers also entered into the Registration Rights Agreement. Under that agreement, Marriott agreed, among other things, to (i) file a registration statement with the SEC for an exchange offer in which Marriott would offer to exchange the New Notes for substantially identical notes that would be registered under the Securities Act of 1933 (the "Registered Exchange Offer"), and (ii) use its reasonable efforts to cause that registration statement to become effective. Marriott also agreed that under certain circumstances it would file a shelf registration statement with the SEC covering resales by holders of the New Notes in lieu of the Registered Exchange Offer.

In the event that (each such event described below, a "Registration Default"): (i) Marriott does not file the registration statement for the Registered Exchange Offer on or before February 8, 2006; (ii) the Registered Exchange Offer is not consummated or the shelf registration statement is not both filed and effective by October 6, 2006; or (iii) the shelf registration statement, if applicable, has been both filed and become effective but ceases to be effective or usable for a period of time that exceeds 90 days in the aggregate in any 12-month period in which it is required to be effective; then additional interest will accrue on the principal amount of the New Notes affected by the Registration Default at a rate of 0.25 percent per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase to a maximum of 0.50 percent per annum additional interest thereafter while any Registration Default is continuing, until all Registration Defaults are cured.

The foregoing descriptions of the Global Note, Indenture, and Registration Rights Agreement are qualified in their entirety by reference to the Global Note, Indenture, and Registration Rights Agreement that are filed with or incorporated by reference as exhibits to this Report.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this report:

Exhibit 4.1. Registration Rights Agreement, dated as of November 10, 2005, among Marriott International, Inc., and Deutsche Bank Securities Inc., Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. (Filed with this report.)

Exhibit 4.2. Indenture dated November 16, 1998, with JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank. (Incorporated by reference to Exhibit No. 4.1 to our Form 10-K for the fiscal year ended January 1, 1999 which Marriott previously filed with the SEC.)

Exhibit 4.3. Form of 5.81% Series G Note due 2015. (Filed with this report.)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: November 15, 2005	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial Information and Risk Management

Exhibit Index

Exhibit No.	Description
EX-4.1	Registration Rights Agreement dated as of November 10, 2005.
EX-4.3	Form of 5.81% Series G Note due 2015.